UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.  )
Check the appropriate box:
 ☐ Preliminary Information Statement
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☒ Definitive Information Statement
Delek Logistics Partners, LP
(Name of Registrant As Specified In Its Charter)
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Delek Logistics Partners, LP
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
INFORMATION STATEMENT
We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy
To the Unitholders of Delek Logistics Partners, LP:
This information statement is being furnished to the unitholders of Delek Logistics Partners, LP (“we,” “us,” “our,” or the “Partnership”) of record as of June 10, 2026 to provide information about the Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan, as amended by that certain First Amendment to the Delek Logistics GP, LLC Amended and Restated 2012 Long-Term Incentive Plan (the “LTIP”). The LTIP was adopted by our general partner, Delek Logistics GP, LLC (the “General Partner”), in connection with the initial public offering of the common units representing limited partner interests of the Partnership (“Common Units”), and provides for certain awards, including the grant of Common Units, restricted units, phantom units, unit appreciation rights, and distribution equivalent rights, to officers, directors, and employees of Delek US Holdings, Inc. (“Delek Holdings”), the General Partner, or its affiliates, and consultants or other individuals who perform services for the Partnership or on its behalf.
We are not asking you to approve the LTIP. On February 17, 2025, the board of directors of the General Partner (the “Board”) unanimously approved the amendment of the LTIP to increase the number of Common Units available for issuance under the LTIP by 1,000,000 Common Units to 1,912,207 Common Units (collectively, the “Amendment”). A copy of the Amendment is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.
Although approval of the Amendment by unitholders is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on June 5, 2026, Delek Logistics Services Company (“Delek Services”) and Delek US Energy, Inc. (“Delek Energy” and, together with Delek Services, the “Majority Unitholders”), which collectively hold a majority of our outstanding Common Units, approved the Amendment by written consent in lieu of a special meeting of the unitholders. This action by written consent was sufficient to adopt the Amendment without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the Amendment and your approval is neither required nor requested.
Neither the Securities Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Amendment, passed upon the merits or fairness of the Amendment, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.
THIS IS NOT NOTICE OF A SPECIAL MEETING OF THE UNITHOLDERS OF THE PARTNERSHIP AND NO SPECIAL MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.
Sincerely,
/s/ Denise C. McWatters
Denise C. McWatters
Executive Vice President, General Counsel and Secretary
This information statement is dated and is first being mailed to our unitholders on or about June 10, 2026.

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THE LTIP AND THE AMENDMENT
The LTIP provides for certain awards, including the grant of Common Units, restricted units, phantom units, restricted phantom units, unit appreciation rights, and distribution equivalent rights, to officers, directors, and employees of Delek Holdings, the General Partner, or its affiliates, and consultants or other individuals who perform services for us or on our behalf.
The Amendment increases the number of Common Units available for issuance under the LTIP by 1,000,000 Common Units, for a total of 1,912,207 Common Units. Under the law of the State of Delaware and under our Third Amended and Restated Agreement of Limited Partnership, dated as of September 11, 2024, as amended (the “Partnership Agreement”), any action that may be taken at a meeting of unitholders may be taken without a meeting if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partner interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests were present and voted. The Amendment was approved by the written consent of the Majority Unitholders on June 5, 2026. Consequently, no meeting of our unitholders is required to be or will be held to approve the Amendment.
The following is a summary of the material features of the LTIP as amended by the Amendment. However, this summary does not purport to be a complete description of all the provisions of the LTIP. A copy of the Amendment is attached to this information statement as Annex A. The Amended and Restated 2012 Long-Term Incentive Plan was incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The following summary is qualified in its entirety by reference to the full text of the Amended and Restated 2012 Long-Term Incentive Plan and the Amendment.
Purpose
The LTIP is intended to promote the interests of the Partnership, the General Partner, and their affiliates by providing employees, consultants, and directors of the General Partner and its affiliates who perform services for or on behalf of the Partnership and its subsidiaries with incentive compensation awards for superior performance that are based on our Common Units. The LTIP is also intended to enhance the ability of the General Partner and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.
Common Units Subject to the LTIP
Currently, the LTIP provides that 912,207 Common Units may be delivered with respect to awards under the LTIP. The Amendment authorizes an additional 1,000,000 Common Units that may be delivered with respect to awards under the LTIP. After giving effect to the Amendment, the maximum number of Common Units that may be delivered with respect to awards under the LTIP will be 1,912,207 Common Units. The Common Units deliverable pursuant to an award under the LTIP may consist, in whole or in part, of Common Units acquired in the open market, from the Partnership, any of its affiliates, or any other person, or Common Units otherwise issuable by the Partnership, or any combination of the foregoing. To the extent an award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Common Units pursuant to such award, then the Common Units subject to such award will again be available for awards under the LTIP.
Administration
The LTIP is administered by the Conflicts Committee of the Board. Notwithstanding the foregoing, the Board or the Conflicts Committee may authorize a committee of one or more members of the Board to grant individual Awards (as defined herein) pursuant to such conditions or limitations as the Board or the Conflicts Committee may establish. The Conflicts Committee may also delegate, and has delegated in the past, to the chief executive officer and/or to other employees of the General Partner (i) the authority to grant individual Awards to consultants and to employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) other administrative duties under the LTIP pursuant to such conditions or limitations as the Conflicts Committee may establish. The Conflicts Committee may engage or authorize the engagement of a third-party administrator to carry out administrative functions under the LTIP.

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The Conflicts Committee has the full power and authority to:
•	designate participants;
•	determine the type or types of Awards to be granted to a participant;
•	determine the number of Common Units to be covered by Awards;
•	determine the terms and conditions of any Award (including, but not limited to, performance requirements for such Award);
•	determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited;
•	interpret and administer the LTIP and any instrument or agreement relating to an Award made under the LTIP;
•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and
•	make any other determination and take any other action that the Conflicts Committee deems necessary or desirable for the administration of the LTIP.
The Conflicts Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of the LTIP or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the participant to whom such Award was granted or (ii) consented to by such participant.
Eligibility
All employees, consultants, and directors of the Partnership, the General Partner, and any of their affiliates are eligible to be selected to participate in the LTIP. As of June 10, 2026, there were approximately 500 persons eligible to be selected to participate in the LTIP.
Term of the LTIP
The LTIP originally had a term of ten (10) years, expiring in November 2022. After being amended and restated, the LTIP will continue in effect until June 9, 2031.
Awards under the LTIP
The Conflicts Committee may award any of the following: Common Units, restricted units, phantom units, options, unit appreciation rights, and distribution equivalent rights (each, an “Award” and, collectively, the “Awards”).
Common Units. Common Units represent limited partner interests of the Partnership. All Common Units will be fully vested upon grant and will not be subject to forfeiture.
Restricted Units. A restricted unit means a Common Unit that is subject to a restricted period. Pursuant to the LTIP, the restricted period means a period established by the Conflicts Committee during which the restricted unit remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the participant, as the case may be.
Phantom Units. A phantom unit is a notional Common Unit granted under the LTIP which entitles the participant to receive, in discretion of the Conflicts Committee, a Common Unit or an amount of cash equal to the fair market value of a Common Unit. The Conflicts Committee shall determine the time or conditions under which phantom units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Conflicts Committee may establish with respect to such Awards.
Options. An option means an option to purchase Common Units. The term of an option may not exceed ten (10) years. The purchase price per Common Unit purchasable under an option shall be determined by the Conflicts Committee at the time the option is granted, provided such purchase price may not be less than one hundred percent (100%) of its fair market value as of the date of grant. The Conflicts Committee shall determine the time or times at which an option may be exercised, in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto

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may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, a broker-assisted cashless exercise through procedures approved by the Conflicts Committee, delivery of previously owned Common Units having a fair market value on the exercise date equal to the relevant exercise, or any combination thereof.
Unit Appreciation Rights. A unit appreciation right is any Award that, upon exercise, entitles the holder to receive, in cash or Common Units, in the discretion of the Conflicts Committee, the excess of the fair market value of a Common Unit on the exercise date over the exercise price established for such unit appreciation right. The exercise price per unit appreciation right shall be not less than one hundred percent (100%) of its fair market value as of the date of grant. The term of a unit appreciation right may not exceed ten (10) years.
Distribution Equivalent Rights. A distribution equivalent right is a right to receive an amount in cash or additional award equal to the cash distributions made by the Partnership with respect to a Common Unit during a specified period. The Conflicts Committee has the authority to determine whether such distribution equivalent rights are tandem or separate Awards and the vesting restrictions and payment provisions applicable to the distribution equivalent right award.
Adjustments
In the event that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Units or other securities of the Partnership, issuance of warrants or other rights to purchase Common Units or other securities of the Partnership, or other similar transaction or event affects the Common Units, then the Conflicts Committee reserves the right to adjust any or all of (i) the number and type of Common Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Common Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Common Units subject to any Award shall always be a whole number. However, no adjustment shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable.
Amendment and Termination
Except as required by applicable law or the rules of the principal securities exchange on which the Common Units are traded, the Board may amend, alter, suspend, discontinue, or terminate the LTIP in any manner, including increasing the number of Common Units available for Awards under the LTIP, without the consent of any participant, holder, or beneficiary of an Award or any other person.
Limits on Transfer of Awards
Each Award shall be exercisable or payable only to a participant during such participant’s lifetime, or to the person to whom such participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the General Partner or any affiliate. However, the Conflicts Committee may permit an Award to be transferred by a participant without consideration to immediate family members or related family trusts, limited partnerships, or similar entities or on such terms and conditions as the Conflicts Committee may from time to time establish.
Effect of Exchange Transaction
In the event of an Exchange Transaction (as defined in the LTIP, and generally including a merger, consolidation, acquisition, reorganization, or similar extraordinary transaction), all holders of options and unit appreciation rights shall be permitted to exercise their respective Awards in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options and unit appreciation rights which are not exercised before such Exchange Transaction shall thereupon terminate. However, if, as part of an Exchange Transaction, the unitholders of the Partnership receive equity of another entity (“Exchange Equity”) in exchange for their Common Units, and if the Board so directs, then all outstanding options and unit appreciation rights shall be converted into options to purchase units of, or unit appreciation rights with respect to, such Exchange Equity. Additionally, the Board may accelerate the vesting of restricted units and phantom units and/or make such other adjustments to the terms of any such outstanding Awards, and/or provide for the conversion of such Awards into comparable awards relating to Exchange Equity, all as it deems appropriate in its sole discretion in the context of an Exchange Transaction.

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United States Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize the United States federal tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on the circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Code, phantom units, and certain other Awards that may be granted pursuant to the LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder, as briefly discussed in the section titled “Section 409A of the Code” below. The sections titled “Potential Self Employment Consequences” and “Additional Tax Consequences for Holders of Units” discuss additional tax consequences that may apply to a participant as a holder of Common Units issued pursuant to an Award under the LTIP.
Options. A participant will not have taxable income on the grant or vesting of an option. The participant generally will recognize ordinary compensation income at the time of exercise in an amount equal to the aggregate fair market value of the Common Units at the time of exercise less the aggregate exercise price. The participant’s initial basis in each Common Unit generally will be the fair market value of a Common Unit on the date the participant exercises his or her option. Any subsequent gain or loss will generally be taxable as capital gain or loss.
Phantom Units. A participant will not have taxable income at the time of a grant of an Award in the form of a phantom unit, but rather, will generally recognize ordinary compensation income at the time he or she receives Common Units or a cash payment in settlement of the phantom unit in an amount equal to the settlement value of the phantom units or cash payment received, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a distribution equivalent right.
Restricted Units and Other Awards. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the Common Units when the Common Units are received over the amount, if any, paid for such units, provided that if the Common Units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of Common Units (i) when the Common Units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code (“Section 83(b)”) or (ii) when the Common Units are received, in cases where a participant makes a valid election under Section 83(b).
Tax Withholding. A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to Common Units or cash received. Participants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the LTIP. Distributions that are received by a participant prior to the time that the Common Units underlying an Award are taxed to such participant under the rules described in the preceding paragraphs are taxed as additional compensation, not as distributions on Common Units. The tax basis in the Common Units received by a participant will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraphs plus the amount, if any, paid for the Common Units, and such participant’s capital gains holding period in those units will commence on the later of the date the Common Units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of such units). Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Tax Code Limitations on Deductibility. For the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Additional Tax Consequences for Holders of Units. To the extent a participant receives Common Units, there will be additional tax consequences to the participant as a unitholder. In particular, each unitholder of the Partnership is required to report on his or her individual income tax return his or her allocable share of income, gains, losses, and

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deductions of the Partnership in computing his or her federal income tax liability, regardless of whether cash distributions are made by the Partnership. Distributions by the Partnership to a unitholder generally are not taxable unless the amount of cash distributed exceeds the unitholder’s adjusted basis in his or her Common Units.
Section 409A of the Code. Certain Awards under the LTIP, including options, may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under such plan for the taxable year and all preceding taxable years, by or on behalf of any participant with respect to whom the failure relates, are includible as ordinary income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included as ordinary income. In addition, the deferred amount may be subject to interest and an additional twenty percent (20%) penalty tax (and, potentially, certain interest penalties and additional state taxes). The interest, which is equal to the interest at the underpayment rate plus one percentage point, is imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.
To the extent applicable, the LTIP and Awards granted under the LTIP have been and will be structured and interpreted to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate to preserve the intended tax treatment of Awards granted under the LTIP, the LTIP and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable Awards from Section 409A of the Code.
New Plan Benefits Table
The number of Awards that our “named executive officers” or “NEOs,” other executive officers, employees, and non-employee directors may receive under the LTIP will be determined at the discretion of the Conflicts Committee or the Board in the future, and neither the Conflicts Committee nor the Board has made any determination to make future grants to any persons under the LTIP as of the date of this information statement.

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Equity Compensation Plan Information
The following table provides certain information as of December 31, 2025 regarding the LTIP as amended by the Amendment.

Plan Category	Number of Securities to be issued upon exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in column(A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,253,849	N/A	658,151
Equity compensation plans not approved by security holders	—	N/A	—
TOTAL	1,253,849	N/A	658,151

(a)
The amounts in column (a) of this table reflect only phantom units that have been granted under the LTIP. No Awards (as defined under the LTIP) have been made other than the phantom units, each of which represent rights to receive (upon vesting and payout) one common unit in the Partnership or an amount of cash equal to the fair market value of such unit. These phantom units vest over one- to five-year service periods from the date of grant.

(b)	Column (b) of this table is not applicable because phantom units do not have an exercise price.
(c)
The LTIP was adopted by the General Partner in connection with the closing of the initial public offering and provides for the making of certain Awards, including common units, restricted units, phantom units, unit appreciation rights and distribution equivalent rights. The LTIP did not require approval by our Limited Partners. The Amendment increased the number of Common Units available for issuance under the LTIP by 1,000,000 Common Units to 1,912,207 Common Units. A copy of the Amendment is attached to this information statement as Annex A. You should refer to the full text of the Amended and Restated 2012 Long-Term Incentive Plan and the Amendment for further details of the plan and Awards that may be made thereunder.

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DISSENTERS’ RIGHT OF APPRAISAL
Under the law of the State of Delaware and the Partnership Agreement, unitholders are not entitled to any dissenters’ right of appraisal with respect to the above action.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
As of February 20, 2026, the measurement date used for the beneficial ownership information incorporated by reference below (the “Measurement Date”), there were a total of 53,512,343 Common Units issued and outstanding. Each holder of Common Units is entitled to one vote for each Common Unit held by such holder. As of the Measurement Date, the Majority Unitholders were the holders of 33,868,203 Common Units, representing a majority of the issued and outstanding Common Units of the Partnership. The Majority Unitholders, as the holders of a majority of our outstanding Common Units, have approved the Amendment as described above.
Preemptive Rights. Pursuant to the Partnership Agreement, no person, other than the General Partner, has any preemptive, preferential, or other similar rights with respect to the issuance of our equity securities, including the Common Units. The General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than the General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to such issuance of equity securities.
Voting Procedures
Pursuant to the Partnership Agreement, the affirmative vote or consent of the holders of a majority of the issued and outstanding Common Units is sufficient to adopt the Amendment, which vote was obtained through the written consent of the Majority Unitholders as the record owners of a majority of the issued and outstanding Common Units. Accordingly, no other votes are necessary to adopt the Amendment and your approval is neither required nor requested.
Interest of Certain Persons in or Opposition to Matters to be Acted Upon
Employees and directors of the General Partner and Delek Holdings who perform services for us and the members of the Board will be eligible to receive awards under the LTIP as amended by the Amendment. Accordingly, members of the Board and executive officers of the General Partner and Delek Holdings have a substantial interest in the approval of the LTIP as amended by the Amendment.
Security Ownership of Certain Beneficial Owners and Management
Information regarding the beneficial ownership of our Common Units by certain beneficial owners and management is incorporated by reference to the disclosure under the caption “Security Ownership of Certain Beneficial Owners and Management” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026.  Such information is based on beneficial ownership as of February 20, 2026.  To our knowledge, except as otherwise disclosed in this information statement, there have been no material changes in such beneficial ownership information since February 20, 2026.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION
Our internet address is www.deleklogistics.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K as well as amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the SEC. You can obtain this information without charge from the SEC’s website at www.sec.gov or upon written or oral request to:
Delek Logistics Partners, LP
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
Attention: Corporate Secretary
Phone: (615) 771-6701
The information under the caption "Security Ownership of Certain Beneficial Owners and Management" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, is incorporated by reference into this information statement.
Delivery of Documents to Unitholders Sharing an Address
Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the Corporate Secretary at Delek Logistics, GP, LLC, general partner of Delek Logistics Partners, LP, 310 Seven Springs Way, Suite 500, Brentwood, Tennessee 37027, (615) 771-6701. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.
* * * * * *

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Annex A
FIRST AMENDMENT
TO THE
DELEK LOGISTICS GP, LLC
AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN
THIS FIRST AMENDMENT TO THE DELEK LOGISTICS GP, LLC 2012 LONG-TERM INCENTIVE PLAN (this “First Amendment”) is effective as of February 17, 2025. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan (as defined below), and all section references shall refer to the Plan.
RECITALS
WHEREAS, Delek Logistics GP, LLC, a Delaware limited liability company (the “Company”), the general partner of Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), currently awards long-term compensation to certain non-employee directors, employees, and consultants under its Amended and Restated 2012 Long-Term Incentive Plan dated as of June 9, 2021 (as amended, the “Plan”);
WHEREAS, the Plan reserves 912,207 Units for issuance in connection with awards granted thereunder;
WHEREAS, the Partnership desires to amend the Plan to increase the number of Units reserved for issuance under the Plan by 1,000,000 Units;
WHEREAS, this Amendment requires the approval of the Company’s Board of Directors (the “Board”); and
WHEREAS, the Board, based upon the recommendation of the Governance & Compensation Committee of the Board, which committee has previously been appointed by the Board pursuant to Section 3 of the Plan to administer the Plan (the “Committee”), has determined that it is in the best interests of the Company and the Partnership, subject to approval of the Board, to amend the Plan to increase the number of shares of Units reserved for issuance under the Plan by an additional 1,000,000 Units, from 912,207 Units to 1,912,207, as set forth in this First Amendment.
NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:
1.   Section 4(a) of the Plan is deleted in its entirety and replaced with the following:
4. Units.
(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying Awards in the Aggregate issued under the Plan is 1,912,207. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax withholding obligations are available for delivery pursuant to other Awards. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Units are listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.
2.   Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect. In the event of a conflict between this First Amendment and the Plan, this First Amendment shall control.

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